August 8, 2018

Gallery Trust

One Freedom Valley Drive

Oaks, Pennsylvania 19456

Re:	Registration Statement Filed on Form N-14 under the Securities Act of 1933 (File No. 333-225946)

Ladies and Gentlemen:

We hereby consent to the references to our Firm and the discussion of our Firm’s opinions regarding certain tax matters (the “Opinions”) in Gallery Trust’s Registration Statement filed on Form N-14 (the “Registration Statement”) under the Proxy Statement/Prospectus headings “SUMMARY OF KEY INFORMATION - Will there be any tax consequences resulting from the Reorganization(s)?”, “THE PROPOSED REORGANIZATION(S) - Summary of Agreement and Plan of Reorganization”, and “THE PROPOSED REORGANIZATION(S) - Federal Income Tax Considerations.” In giving this consent, we do not concede that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder. Further, we hereby consent to the filing of the Opinions as exhibits to the Registration Statement.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP

Morgan, Lewis & Bockius llp

1701 Market Street
Philadelphia, PA 19103-2921	+1.215.963.5000
United States	+1.215.963.5001